UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2005 (December 17, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2005, GlobalSantaFe Corporation announced that it had entered into an agreement to issue 20,000,000 ordinary shares in a public offering, the proceeds from which would be used to redeem the 20,000,000 remaining shares held by Kuwait Petroleum Corporation through its wholly-owned subsidiary SFIC Holdings (Cayman), Inc. The closings for those transactions are expected to occur on December 19, 2005. Following the closing, Kuwait Petroleum Corporation will not own an interest in the Company. Kuwait Petroleum Corporation had two designees serving on the Board of Directors of the Company pursuant to its rights under the Company’s Articles of Association. As a result of the pending transactions, on December 17, 2005, Mrs. Maha A. R. Razzuqi and Mr. Nader H. Sultan, the SFIC Holdings’ designees, notified the Company that they have resigned from the Board of Directors effective December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: December 19, 2005	By:	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel